UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 25, 2013

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 EAST EVELYN AVENUE

MOUNTAIN VIEW, CA 94041

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 25, 2013, Peter Y. Tam tendered his resignation from his position as President of VIVUS, Inc., or the Company, effective October 12, 2013.  As previously disclosed, on July 18, 2013 in connection with the resolution of the proxy contest with respect to the election of directors, Mr. Tam entered into a letter agreement with the Company and First Manhattan Co. pursuant to which he will, subject to certain conditions, be entitled to receive severance payments and benefits as set forth in the Amended and Restated Change of Control and Severance Agreement between the Company and Mr. Tam effective as of July 1, 2013.

On September 27, 2013, the Company issued a press release titled “Peter Y. Tam Resigns as VIVUS President.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

99.1        Press Release issued by VIVUS, Inc. dated September 27, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

	By:	/s/ John L. Slebir
John L. Slebir
Vice President, Business Development and General Counsel

Date: September 27, 2013

EXHIBIT INDEX

Number	Description
99.1	Press Release issued by VIVUS, Inc. dated September 27, 2013.